SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:  August 14, 2003




                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)



    Delaware     1-3919                              37-0364250
------------------------                            ------------
(State or other(Commission                          (IRS Employer
 jurisdiction ofFile Number)                       Identification
  incorporation)                                        No.)



5430 LBJ Freeway, Suite 1740, Dallas, TX                     75240-2697
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code: (972) 458-0028
                                                    --------------

Item 5: Other Events

     During 2003, the Registrant expanded the composition of its reportable segments. The information below provides disclosure of segment information with respect to each year in the three-year period ended December 31, 2002.

     Keystone's operating segments are defined as components of consolidated operations about which separate financial information is available that is regularly evaluated by the chief operating decision maker in determining how to allocate resources and in assessing performance. The Company's chief operating decision maker is Mr. David L. Cheek, President and Chief Executive Officer of Keystone. Each operating segment is separately managed, and each operating segment represents a strategic business unit offering different products.

     The Company's operating segments are organized along its manufacturing facilities and include three reportable segments: (i) Keystone Steel and Wire ("KSW") which manufacturers and sells wire rod, wire and wire products for agricultural, industrial, construction, commercial, original equipment manufacturers and retail consumer markets, (ii) Engineered Wire Products ("EWP") which manufactures and sells welded wire reinforcement in both roll and sheet form that is utilized in concrete construction products including pipe, pre-cast boxes and applications for use in roadways, buildings and bridges, and (iii) Garden Zone distributes wire, plastic and wood lawn and garden products to retailers. Keystone owns 51% of Garden Zone. Keystone also operates three businesses that do not constitute reportable business segments. These businesses sell wire and wire products for agricultural, industrial, construction, commercial, original manufacturers and retail consumer markets. The results of operations of these businesses are aggregated and included under the "All Other" heading in the following tables.

     Keystone is also engaged in a scrap recycling joint venture through its 50% interest in Alter Recycling Company, L.L.C. ("ARC"), an unconsolidated equity affiliate.

     KSW's products and EWP's products are distributed primarily in the Midwestern, Southwestern and Southeastern United States. Garden Zone's products are distributed primarily in the Southeastern United States.

     In January 2001, Keystone's wholly-owned subsidiary, Fox Valley Steel & Wire ("Fox Valley") sold its business which was located in Hortonville, Wisconsin. The Company did not record any significant gain or loss as a result of the sale. Fox Valley manufactured industrial wire and fabricated wire products (primarily ladder rods and nails). Fox Valley's revenues, in 2000 amounted to $10.3 million. During 2000 Fox Valley recorded an operating loss of $686,000.

Business Segment             Principal entities             Location

Keystone Steel & Wire        Keystone Steel & Wire          Peoria, Illinois

Engineered Wire Products     Engineered Wire Products       Upper Sandusky, Ohio

Garden Zone                  Garden Zone (1)                Charleston, South
                                                             Carolina

All other                    Sherman Wire                   Sherman, Texas
                             Sherman Wire
                              of Caldwell, Inc.             Caldwell, Texas
                             Keystone Fasteners             Springdale, Arkansas

(1) 51.0% subsidiary.

     Keystone evaluates segment performance based on segment operating income, which is defined as income before income taxes and interest expense, exclusive of certain non-recurring items (such as gains or losses on disposition of business units or sale of fixed assets) and certain general corporate income and expense items (including interest income) which are not attributable to the operations of the reportable operating segments.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies except that (i) defined benefit pension expense for each segment is recognized and measured on the basis of estimated current service cost of each segment, with the remainder of the Company's net defined benefit pension expense or credit not allocated to each segment but still reported as part of operating profit or loss, (ii) segment OPEB expense is recognized and measured based on the basis of the estimated expense of each segment with the remainder of the Company's actual OPEB expense not allocated to each segment but still reported as part of operating profit or loss, (iii) elimination of intercompany profit or loss on ending inventory balances is not allocated to each segment but still is reported as part of operating profit or loss, (iv) LIFO inventory reserve adjustments are not allocated to each segment but still is reported as part of operating profit or loss, and (v) amortization of goodwill and negative goodwill are included in general corporate expenses and are not allocated to any segment and are not included in total reporting operating profit or loss. General corporate expenses also includes OPEB and environmental expenses relative to facilities no longer owned by the Company. Intercompany sales between reportable segments are generally recorded at prices that approximate market prices to third-party customers.

     Segment assets are comprised of all assets attributable to each reportable operating segment. Corporate assets consist principally of pension related assets, restricted investments, deferred tax assets and corporate property, plant and equipment.

                                                                                                           GAAP
                                                                                                       Adjustments,
                                                                                                         Corporate
                                                                                                           Items
                                                                Garden        All         Segment           and
                                          KSW         EWP        Zone        Other         Total       Eliminations        Total

          Year ended December 31, 2002:

  Third party net sales                 $243,039    $31,247    $ 9,523    $34,171       $317,980         $   -          $317,980
  Intercompany sales                      31,839       -         1,221      9,398         42,458          (42,458)          -
                                        --------    -------    -------    -------       --------         --------       --------
                                        $274,878    $31,247    $10,744    $43,569       $360,438         $(42,458)      $317,980
                                        ========    =======    =======    =======       ========         ========       ========
  Depreciation and
   amortization                         $ 14,693    $ 1,006    $  -       $ 1,649       $ 17,345         $     51       $ 17,396
  Operating profit (loss)                 (3,921)     2,743         85     (2,971)        (4,064)            (561)        (4,625)
  Identifable segment assets             157,321     18,130      4,186     18,537        198,174           17,321        215,495
  Capital expenditures                     7,597        164        -          208          7,969                4          7,973

          Year ended December 31, 2001:

  Third party net sales                 $227,018    $32,409    $ 8,011    $41,232       $308,670         $   -          $308,670
  Intercompany sales                      32,124       -           472      8,363         40,959          (40,959)          -
                                        --------    -------    -------    =======       --------         --------       --------
                                        $259,142    $32,409    $ 8,483    $49,595       $349,629         $(40,959)      $308,670
                                        ========    =======    =======    =======       ========         ========       ========
  Depreciation and
   amortization                           15,312      1,043       -         1,815         18,170           (1,178)        16,992
  Operating profit (loss)                (12,779)     4,156        210     (2,603)       (11,016)           6,610         (4,406)
  Identifable segment assets             162,796     18,252      2,812     22,923        206,783          159,817        366,900
  Capital expenditures                     3,534        269       -            85          3,888                1          3,889

          Year ended December 31, 2000:

  Third party net sales                 $241,665    $31,909    $ 6,346    $58,401   $   $338,321         $   -          $338,321
  Intercompany sales                      32,232       -           414      8,280         40,926          (40,926)          -
                                        --------    -------    -------    -------       --------         --------       --------
                                        $273,897    $31,909    $ 6,760    $66,681       $379,247         $(40,926)      $338,321
                                        ========    =======    =======    =======       ========         ========       ========
  Depreciation and
   amortization                         $ 15,289    $ 1,067    $  -      $ 2,090    $   $ 18,446         $ (1,222)      $ 17,224
  Equity in loss of
   unconsolidated
   affiliate                                (281)      -          -       -                 (281)            -              (281)
  Operating profit (loss)                (23,989)     3,134        345     (1,964)       (22,474)           6,885        (15,589)
  Identifable segment assets             172,563     19,187      3,990     29,453        225,193          160,510        385,703
  Capital expenditures                    12,191        352       -           502         13,045                7         13,052


     In the above table, GAAP adjustments relate to operating profit (loss), corporate items relate to depreciation and amortization, segment assets and capital expenditures and eliminations relate to net sales. GAAP adjustments are principally (i) the difference between the defined benefit pension expense or credit and OPEB expense allocated to the segments and the actual expense or credit included in the determination of operating profit or loss, (ii) the elimination of intercompany profit or loss on ending inventory balances and
(iii) LIFO inventory reserve adjustments.

                                                   Years ended December 31,
                                                 2000         2001        2002
                                                 ----         ----        ----
                                                         (In thousands)

Operating loss .............................   $(15,589)   $ (4,406)   $ (4,625)
Equity in loss of unconsolidated affiliate .       (281)       --          --
General corporate items:
  Interest income ..........................        599         253          66
  Other income .............................        183         565          34
  General income (expenses), net ...........     (2,002)     (2,232)     (4,600)
  Gain on early extinguishment of debt .....       --          --        54,739
  Interest expense .........................    (15,346)    (14,575)     (5,569)
                                               --------    --------    --------

  Income (loss) before income taxes ........   $(32,436)   $(20,395)   $ 40,045
                                               ========    ========    ========

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     Keystone Consolidated Industries, Inc.
                                  (Registrant)




                                By:  /s/ Bert E. Downing, Jr.
                                     ----------------------------
                                     Bert E. Downing, Jr.
                                     Vice President, Chief Financial
                                     Officer, Corporate Controller and
                                     Treasurer




Date:  August 14, 2003